Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of Newport Corporation, and the effectiveness of Newport Corporation’s internal control over financial reporting dated March 4, 2015, appearing in the Annual Report on Form 10-K of Newport Corporation for the year ended January 3, 2015.

/s/ Deloitte & Touche LLP

Costa Mesa, California

June 30, 2015